Exhibit 99.1

News and information P.O. Box 4552 Park City, UT 84060 Phone: 435-615-0340 Fax: 435-615-4780 e-mail: investinfo@ascresorts.com

Contact:
Date: 31 October 2005	David Hirasawa
Release: IMMEDIATE	Investor & Media Communications
435-615-0396

American Skiing Company Announces Fiscal 2005 Year End and Fourth Quarter Results

Company reports substantial growth in resort revenues and strong momentum heading into winter season

PARK CITY, UTAH – October 31, 2005 – Citing substantial growth in its resort operations, American Skiing Company today announced its financial results for the 2005 fiscal year and fourth quarter ended July 31, 2005.  The Company reported that its fiscal 2005 resort operating results were favorably impacted by the introduction of the new All For One Pass and favorable Spring season conditions at the Company’s eastern resorts, as well as a record number of skier visits at The Canyons resort.  Coupled with effective pricing and yield management, the Company achieved a 7% increase in resort revenues in fiscal 2005.  Other highlights of fiscal 2005 include the successful refinancing of a majority of the Company’s resort debt, as well as a significant reduction in borrowings outstanding under the real estate construction loan facility.

“The secret is out on the best value in eastern skiing,” commented President and CEO B.J. Fair.  “Our guests have applauded the introduction of the All For One product in the East, as well as the noticeable guest service improvements at all of our resorts.   I am pleased to report that these improvements have already generated a positive impact to our financial results in fiscal 2005, with significantly higher resort revenues than in the past three years.  We experienced marked growth in revenues in several business lines of the Company, including our Food & Beverage, Retail and Rental operations.  Additionally, based on year to date results of season pass sales and booking pace to date, we are pleased about our prospects for a strong fiscal 2006.”

The Company also reported season pass sales and hotel bookings for the upcoming fiscal 2006 winter operating season are pacing ahead of prior year levels.

“As we’ve continuously improved operations and the financial position of the Company over the last several years, we enter fiscal 2006 considerably stronger and healthier.  We’re in a position to look ahead to new growth opportunities and investment at our resorts in the months and years to come,” added Fair.

Fiscal 2005 Fourth Quarter Results

On a GAAP basis, net loss attributable to common shareholders for the fourth quarter of fiscal 2005 was $37.3 million, or $1.17 per basic and diluted common share, compared with net income available to common shareholders of $9.9 million, or $0.13 per basic and diluted common share for the fourth quarter of fiscal 2004.

Total consolidated revenue was $15.7 million for the fourth quarter of fiscal 2005, compared with $17.0 million for the fourth quarter of fiscal 2004.  Resort revenue was $13.8 million for the fourth quarter of fiscal 2005, compared with $13.6 million for the fourth quarter of fiscal 2004.  Real estate revenue was $1.8 million for the fourth quarter of fiscal 2005 versus $3.4 million for the comparable period in fiscal 2004.  The decrease in real estate revenue was primarily due to lower sales of fractional ownership inventory in the fourth quarter of fiscal 2005 as compared with the fourth quarter of fiscal 2004.  The Company’s consolidated net loss was $37.3 million for the fourth quarter of fiscal 2005, compared with consolidated net income of $9.9 million for the comparable period in fiscal 2004.  Excluding other items (please see tables following this discussion), the Company’s consolidated net loss was $38.4 million for the fourth quarter of fiscal 2005 versus a consolidated net loss of $38.6 million for the fourth quarter of fiscal 2004.  The loss from resort operations was $36.6 million for the fourth quarter of fiscal 2005 versus a loss from resort operations of $37.4 million for the fourth quarter of fiscal 2004. Excluding other items, the loss from resort operations was $37.7 million for the fourth quarter of fiscal 2005 versus a loss of $37.4 million for the fourth quarter of fiscal 2004.  The loss from real estate operations was $0.7 million for the fourth quarter of fiscal 2005, compared with income of $47.3 million for the fourth quarter of fiscal 2004.  Excluding other items, loss from real estate operations was $0.7 million for the fourth quarter of fiscal 2005 versus a loss of $1.3 million for the fourth quarter of fiscal 2004.  The Company has provided reconciliations from GAAP financial measures to non-GAAP financial measures in the tables following this discussion.

Fiscal 2005 Year End Results

On a GAAP basis, net loss attributable to common shareholders for the fiscal year ended July 31, 2005 was $73.3 million, or $2.31 per basic and diluted common share, compared with a net loss of $28.5 million, or $0.90 per basic and diluted common share, for fiscal 2004.

Total consolidated revenue was $276.5 million in fiscal 2005, compared with $284.1 million in fiscal 2004.  Resort revenue grew seven percent to $267.3 million in fiscal 2005, compared with $250.7 million for fiscal 2004, primarily reflecting price increases and increased skier visits at the Company’s resorts.  Real estate revenue was $9.2 million in fiscal 2005 versus $33.4 million in fiscal 2004, reflecting the revenues resulting from the auction of remaining fractional ownership inventory at The Canyons and land parcel sales recognized in fiscal 2004.

The Company’s consolidated net loss for fiscal 2005 was $73.3 million compared with a loss of $28.5 million for fiscal 2004.  Excluding other items, the consolidated net loss was $68.5 million for fiscal 2005 versus $76.9 million for fiscal 2004.  The loss from resort operations was $70.6 million for fiscal 2005 compared to a loss of $66.6 million for fiscal 2004.  Excluding other items, the loss from resort operations was $65.8 million for fiscal 2005 versus $66.5 million for fiscal 2004, reflecting a $16.6 million increase in resort revenues, a $4.4 million decrease in marketing and general and administrative costs, offset by a $11.9 million increase in the cost of resort operations (including depreciation and amortization), and $8.4 million increase in interest expense.    The loss from real estate operations was $2.7 million for fiscal 2005 compared to income of $38.1 million for fiscal 2004.  Excluding other items, the loss from real estate operations was $2.7 million for fiscal 2005 versus a loss of $10.5 million for fiscal 2004, reflecting decreased interest expense and fewer sales staff following the auction of remaining fractional ownership inventory at The Canyons.  The Company has provided reconciliations from GAAP financial measures to non-GAAP financial measures in the tables following this discussion.

Use of Non-GAAP Financial Information

The company uses both GAAP and non-GAAP metrics to measure its financial results.  Management believes that non-GAAP financial measures which exclude certain items provide useful information to investors regarding the company’s ongoing financial condition and results of operations.  In particular, the company has excluded merger, restructuring and impairment charges; write-off of deferred financing costs; gain on sale of Haystack resort; increase in fair value of interest rate swap agreement; gain on extinguishment of debt and gain on transfer of assets associated with extinguishment of debt from net income or loss, income or loss from resort operations and income or loss from real estate operations, where applicable.  Management believes these non-GAAP metrics are useful to investors because they remove certain items that occur in the affected periods and provide a basis for measuring the company’s results of operations and financial condition against other periods.  Since the company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting.  However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  In addition to the information contained in this press release, investors should also review information contained in the company’s Form 10-K, filed on October 31, 2005, as well as other filings with the Securities and Exchange Commission when assessing the company’s financial condition and results of operations.  The company has provided reconciliations from GAAP financial measures to non-GAAP financial measures in the tables following this discussion.

About American Skiing Company

Headquartered in Park City, Utah, American Skiing Company (OTC: AESK) is one of the largest operators of alpine ski, snowboard and golf resorts in the United States. Its resorts include Killington, Pico and Mount Snow in Vermont; Sunday River and Sugarloaf/USA in Maine; Attitash in New Hampshire; Steamboat in Colorado; and The Canyons in Utah. More information is available on the Company’s web site, www.peaks.com.

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. We have tried, wherever possible, to identify such statements by using words such as “anticipate”, “assume”, “believe”, “expect”, “intend”, “plan”, and words and terms of similar substance in connection with any discussion of operating or financial performance. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: changes in regional and national business and economic conditions affecting both our resort operating and real estate operating segments; competition and pricing pressures; adverse weather conditions regionally and nationally; changes in weather patterns resulting from global warming; seasonal business activity; increased gas and energy prices; changes to federal, state and local regulations affecting both our resort operating and real estate segments; failure to renew land leases and forest service permits; failure to cure pending defaults under our ground lease at the Canyons resort and any resulting disruption in access to ski terrain at such resort disruptions in water supply that would impact snowmaking operations; the loss of any of our executive officers or key operating personnel; and other factors listed from time to time in our documents we have filed with the Securities and Exchange Commission. We caution the reader that this list is not exhaustive. We operate in a changing business environment and new risks arise from time to time. The forward-looking statements included in this press release are made only as of the date of this document and under Section 27A of the Securities Act and Section 21E of the Exchange Act, we do not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

American Skiing Company and Subsidiaries

Unaudited Condensed Consolidated Financial Statement Information

(in thousands, except per share amounts)

	13 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	July 31, 2005	July 25, 2004	July 31, 2005 (a)	July 25, 2004
Net revenues:
Resort	$13,817	$13,575	$267,314	$250,706
Real estate	1,846	3,433	9,163	33,405
Total net revenues	15,663	17,008	276,477	284,111
Operating expenses:
Resort	20,845	20,846	173,855	167,518
Real estate	1,461	2,769	7,185	24,661
Marketing, general and administrative	9,151	10,273	50,439	54,801
Merger, restructuring and asset impairment charges	—	—	—	137
Depreciation and amortization	2,099	2,340	31,798	26,477
Write-off of deferred financing costs	—	—	5,983	—
Total operating expenses	33,556	36,228	269,260	273,594

Income (loss) from operations	(17,893)	(19,220)	7,217	10,517

Interest expense, net	(20,529)	(19,425)	(81,668)	(87,603)
Gain on sale of Haystack resort	822	—	822	—
Increase in fair value of interest rate swap agreement	314	—	314	—
Gain on extinguishment of debt	—	23,091	—	23,091
Gain on transfer of assets associated with extinguishment of debt	—	25,493	—	25,493
Net income (loss)	$(37,286)	$9,939	$(73,315)	$(28,502)

Basic and diluted net income (loss) per common share:
Net income (loss)	$(1.17)	$0.13 (b)	$(2.31)	$(0.90)
Weighted average common shares outstanding - basic and diluted	31,738	31,738	31,738	31,738

(a) Includes an additional fiscal week of operations relative to fiscal 2004.

(b) Basic and diluted net income per common share is based on net income available to common shareholders of $4,105 (after giving consideration of $5,834 being allocated to participating securities due to the adoption of EITF No. 03-06).

For more information, please refer to the Company’s Form 10-K, filed on October 31, 2005, with the Securities and Exchange Commission.

American Skiing Company and Subsidiaries

Unaudited Segment Information and Reconciliation of GAAP to Non-GAAP Metrics

(in thousands)

	13 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	July 31, 2005	July 25, 2004	July 31, 2005 (a)	July 25, 2004
Loss from resort operations	$(36,587)	$(37,353)	$(70,646)	$(66,611)
Income (loss) from real estate operations	(699)	47,292	(2,669)	38,109
Net income (loss)	$(37,286)	$9,939	$(73,315)	$(28,502)

Net income (loss)	$(37,286)	$9,939	$(73,315)	$(28,502)
Merger, restructuring and asset impairment charges	—	—	—	137
Write-off of deferred financing costs	—	—	5,983	—
Gain on sale of Haystack resort	(822)	—	(822)	—
Increase in fair value of interest rate swap agreement	(314)	—	(314)	—
Gain on extinguishment of debt	—	(23,091)	—	(23,091)
Gain on transfer of assets associated with extinguishment of debt	—	(25,493)	—	(25,493)
Net loss excluding merger, restructuring and asset impairment charges; write-off of deferred financing costs; gain on sale of Haystack resort; increase in fair value of interest rate swap agreement; gain on extinguishment of debt and gain on transfer of assets associated with extinguishment of debt (“other items”)	$(38,422)	$(38,645)	$(68,468)	$(76,949)

Loss from resort operations	$(36,587)	$(37,353)	$(70,646)	$(66,611)
Merger, restructuring and asset impairment charges	—	—	—	137
Write-off of deferred financing costs	—	—	5,983	—
Gain on sale of Haystack resort	(822)	—	(822)	—
Increase in fair value of interest rate swap agreement	(314)	—	(314)	—
Loss from resort operations excluding merger, restructuring and asset impairment charges; write-off of deferred financing costs; gain on sale of Haystack resort and increase in fair value of interest rate swap agreement (“other items”)	$(37,723)	$(37,353)	$(65,799)	$(66,474)

Income (loss) from real estate operations	$(699)	$47,292	$(2,669)	$38,109
Gain on extinguishment of debt	—	(23,091)	—	(23,091)
Gain on transfer of assets associated with extinguishment of debt	—	(25,493)	—	(25,493)
Loss from real estate operations excluding gain on extinguishment of debt and gain on transfer of assets associated with extinguishment of debt (“other items”)	$(699)	$(1,292)	$(2,669)	$(10,475)

(a) Includes an additional fiscal week of operations relative to fiscal 2004.

American Skiing Company and Subsidiaries

Unaudited Balance Sheet Data - July 31, 2005

(in thousands)

Real estate developed for sale	$22,304
Total assets	$422,934

Total resort debt (a)	$631,260
Total real estate debt	22,422
Total debt (a)	$653,682

(a) Includes preferred stock of $310,127 as a result of the adoption of SFAS No. 150.

Excluding preferred stock, total resort debt would be $321,133 and total debt would be $343,555.

For more information, please refer to the Company’s Form 10-K, filed on October 31, 2005, with the Securities and Exchange Commission.

American Skiing Company and Subsidiaries

Unaudited Supplemental Revenue Data

(in thousands, except skier visits)

	13 Weeks Ended	13 Weeks Ended		53 Weeks Ended	52 Weeks Ended
	July 31, 2005	July 25, 2004	% Change	July 31, 2005 (a)	July 25, 2004	% Change
Resort revenues
Lift tickets	$42	$805	(94.8)%	$120,785	$112,587	7.3%
Food and beverage	3,628	2,848	27.4%	39,606	35,426	11.8%
Retail sales	252	342	(26.2)%	25,856	23,886	8.2%
Skier development	193	111	74.2%	24,332	22,774	6.8%
Lodging and property	5,203	4,817	8.0%	39,038	37,737	3.4%
Golf, summer activities and other	4,499	4,652	(3.3)%	17,697	18,296	(3.3)%
Total resort revenues	$13,817	$13,575	1.8%	$267,314	$250,706	6.6%

	Fiscal Year Total
	2005	2004	% Change
Unaudited Skier Visits
Attitash	211,301	207,400	1.9%
The Canyons	403,043	374,458	7.6%
Killington	985,962	954,853	3.3%
Mount Snow	523,698	489,411	7.0%
Sugarloaf/USA	366,382	334,830	9.4%
Sunday River	524,861	522,927	0.4%
Steamboat	971,770	1,002,821	(3.1)%
Total Skier Visits	3,987,017	3,886,700	2.6%

(a) Includes an additional fiscal week of operations relative to fiscal 2004.

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